3.2

                          ARTICLES OF AMENDMENT OF THE
                            ARTICLES OF INCORPORATION

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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             OPTIMUM COMPUTING, INC.


Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

     It was decided to amend the original charter and the Articles of Incorporation to reflect a corporate name change, from Optimum Computing, Inc., to PELICAN PROPERTIES, INTERNATIONAL CORP.

     This became effective as of June 29, 1995, In accordance with the minutes of the meeting of the Board of Directors held on June 29, 1995.

     Adoption of Amendment(s):

     The amendment(s) were adopted by the shareholders on June 29, 1995. The number of votes cast for the amendment(s) were sufficient for approval.

Signed this 18th day of July, 1995.



                                      /s/ Rene Gomez
                                      -------------------------------------
                                      RENE GOMEZ, Chairman of the Board of
                                      Directors